Exhibit 31.1

Certification Pursuant to

Section 302 of the Sarbanes-Oxley Act of 2002

I, Robert C. Skaggs, Jr., certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report of Columbia Pipeline Partners LP on Form 10-K for the year ended December 31, 2015;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date:	April 7, 2016	By:	/s/ Robert C. Skaggs, Jr.
Robert C. Skaggs, Jr.
Chief Executive Officer